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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59585, 33-62993, 333-01295, 333-00803 and 333-00247) of our report dated November 15, 1996 appearing on page F-2 of Buffton Corporation's Form 10-K/A for the year ended September 30, 1996, previously filed on January 28, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



Fort Worth, Texas
April 21, 1997